Exhibit 5.1

6 July 2023	Our Ref: JT/MK/A6231-S14962

ASLAN Pharmaceuticals Limited

Walkers Corporate Limited

190 Elgin Avenue

George Town

Grand Cayman KY1-9008

Cayman Islands

Dear Sirs

ASLAN Pharmaceuticals Limited

We have acted as Cayman Islands legal advisers to ASLAN Pharmaceuticals Limited (the “Company”) in connection with the offering by the Company of up to $85,000,000 of the Company’s American Depositary Shares (the “ADSs”), each representing twenty five ordinary shares (the “Ordinary Shares”), through Jefferies LLC (the “Agent”), pursuant to the Open Market Sale AgreementSM, dated 9 October 2020, as amended on 13 September 2022 (the “Sale Agreement,” and such ADSs, the “Offered ADSs”), by and between the Company and the Agent. The Offered ADSs will be issued pursuant to the Company’s registration statement on Form F-3 (File No. 333-252575) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus contained therein, and the prospectus supplement dated 13 September 2022, forming a part of such prospectus (the “Prospectus Supplement”), as amended on by Amendment No. 1 to the Prospectus Supplement dated 6 July 2023 (the “Prospectus Supplement Amendment” and together with the Prospectus Supplement, the “Prospectus Supplement”) filed with the Commission pursuant to Rule 424(b) under the Securities Act. We are furnishing this opinion as exhibit 5.1 to the Company’s Report on Form 6-K filed with the Commission on 6 July 2023 (the “Current Report”).

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in any of the documents cited in this opinion nor upon matters of fact or the commercial terms of the transactions the subject of this opinion.

Walkers (Singapore) Limited Liability Partnership

UEN/Reg. No. T09LL0833E

3 Church Street, 16-02 Samsung Hub, Singapore 049483

T +65 6595 4670 F +65 6595 4671 www.walkersglobal.com

Bermuda | British Virgin Islands | Cayman Islands | Dubai | Dublin | Guernsey | Hong Kong | Jersey | London | Singapore

WALKERS	Page 2

We have also assumed that (i) prior to the issuance of any Offered ADSs under the Sale Agreement, the price, number of Offered ADSs, and certain other terms of issuance with respect to any specific issuance notice delivered under the Sale Agreement (an “Issuance Notice”) will be authorized and approved by the Company’s board of directors or a duly authorized committee thereof in accordance with the laws of the Cayman Islands (the “Corporate Proceedings”) and (ii) upon the issuance of any Offered ADSs, the total number of Ordinary Shares issued and outstanding will not exceed the total number of Ordinary Shares that the Company is then authorized to issue under its Amended and Restated Memorandum and Articles of Association.

Based upon the examinations and assumptions stated herein and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.

The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and is in good standing with the Registrar of Companies in the Cayman Islands.

2.	The authorised share capital of the Company is currently US$10,000,000 divided into 1,000,000,000 ordinary shares of a nominal or par value of US$0.01 each.

3.

Assuming the completion of the Corporate Proceedings in connection with the delivery of a specific Issuance Notice, the issue and allotment of the Ordinary Shares underlying the Offered ADSs to be offered and sold under the Sale Agreement has been duly authorised. When allotted, issued and fully paid for as contemplated in the Sale Agreement, and when appropriate entries have been made in the Register of Members of the Company, the Ordinary Shares to be issued by the Company will be validly issued, allotted, fully paid and non-assessable, and there will be no further obligation on the holder of any of the Ordinary Shares to make any further payment to the Company in respect of such Ordinary Shares.

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Current Report and to the reference to our firm under the headings “Enforcement of Civil Liabilities”, “Legal Matters” and elsewhere in the Prospectus Supplement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

Walkers (Singapore) Limited Liability Partnership

WALKERS	Page 3

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.

The Certificate of Incorporation dated 23 June 2014, the Eleventh Amended and Restated Memorandum and Articles of Association as adopted on 31 January 2023 by special resolution passed on 31 January 2023 (the “Memorandum and Articles”), Register of Members and Register of Directors, in each case, of the Company, copies of which have been provided to us by its registered office in the Cayman Islands and/or the Company’s advisers (together the “Company Records”).

2.	A copy of a Certificate of Good Standing dated 4 July 2023 in respect of the Company issued by the Registrar (the “Certificate of Good Standing”).

3.

Copies of executed minutes of meetings of the Board of Directors of the Company dated, respectively, 10 September 2018, 7 November 2018, 6 January 2019, 26 April 2019, 13 May 2019, 30 September 2019, 4 October 2019, 17 July 2020 and 7 September 2020 setting out the resolutions adopted at each such meeting and a copies of executed written resolutions of the ATM Committee of the Board of the Company dated 11 September 2020, 28 September 2020, 10 December 2020, 16 February 2021, 6 August 2021, 31 August 2022, 24 March 2023, 17 May 2023, 19 June 2023 and 6 July 2023.

4.	A certificate from an officer of the Company dated 6 July 2023 (the “Officer’s Certificate”).

5.	The Registration Statement.

6.	The Prospectus Supplement.

WALKERS	Page 4

SCHEDULE 2

ASSUMPTIONS

1.

The originals of all documents examined in connection with this opinion are authentic. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals.

2.	The Company Records are complete and accurate and all matters required by law and the Memorandum and Articles to be recorded therein are completely and accurately so recorded.

3.	The Officer’s Certificate is true and correct as of the date hereof.

4.	The conversion of any shares in the capital of the Company will be effected via legally available means under Cayman law.

WALKERS	Page 5

SCHEDULE 3

QUALIFICATIONS

1.

Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Act on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act.